CERTIFICATE OF AMENDMENT

                                       OF

                              HELMSTAR GROUP, INC.

                           --------------------------

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Helmstar Group, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article First hereof and by substituting in lieu of said Article First the following new Article First:

          "FIRST: The name of the corporation is CareerEngine Network, Inc."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on March 23, 2000.


                                                HELMSTAR GROUP, INC.



                                                By: /s/ George W. Benoit
                                                   ---------------------------
                                                   George W. Benoit
                                                   Chairman of the Board